THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY AS THE SUBSCRIPTION AGENT.

SUBSCRIPTION RIGHTS CERTIFICATE NO.

NUMBER OF RIGHTS

Gyrodyne COMPANY OF AMERICA, INC.

Incorporated under the laws of the State of New York

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Shares of Common Stock (the "Rights")

Subscription Price: $53.00 per Full Share

VOID IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above. Each 7.5 Rights entitles the owner to subscribe for and purchase one (1) share (rounded up to the nearest whole number) of common stock, $1.00 par value per share ("Common Stock"), of Gyrodyne Company of America, Inc., a New York corporation (the "Company"), on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this Subscription Rights Certificate included in this mailing. The non-transferable Rights represented by this Subscription Rights Certificate may be exercised by duly and properly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of the State of New York.

Dated:

SECRETARY

GYRODYNE COMPANY OF AMERICA, INC. CORPORATE SEAL 1946 NEW YORK

PRESIDENT

Countersigned and Registered:
REGISTRAR AND TRANSFER COMPANY
(Cranford, New Jersey)
Transfer Agent and Registrar

By

Authorized Signature

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By Hand or Overnight Courier:
Registrar And Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
Attention: Reorg/Exchange Department

By Mail:
Registrar And Transfer Company
P.O. Box 645
Cranford, New Jersey 07016
Attention: Reorg/Exchange Department

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

EXERCISE FORM. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:

A. Number of Shares subscribed for through the Basic Subscription Privilege (not to exceed one Share for each 7.5 Rights held, rounded up to the nearest whole number): ____________ Shares.

B. Number of Shares subscribed for through the Over-Subscription Privilege (no limit, except Basic Subscription Privilege must be fully exercised): ____________ Shares.

C. Total Subscription Price (sum of lines A and B multiplied by $53.00): $ ____________.

- A personal check drawn on a U.S. bank payable to "Registrar and Transfer Company," as Subscription Agent f/b/o Gyrodyne Company of America, Inc.
- Wire transfer directly to the segregated account maintained by Registrar and Transfer Company, as Subscription Agent.

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this rights offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise legal remedies against me.

Signature(s) of Subscriber(s)

____

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):______________________________

Capacity (Full Title):______________________________

Taxpayer ID# or Social Security#:______________________________

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS

(a) To be completed ONLY if the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:

____
(Please Print Name)

____
(Print Full Address)

____
(Social Security # or Tax ID #)

(b) To be completed ONLY if the Common Stock is to be sent to an address other than that shown on the front of this certificate. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

____
(Please Print Name)

____
(Print Full Address)

____
(Social Security # or Tax ID #)

GUARANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A STOCKHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Signature: ______________________________
(Name of Bank or Firm)

By: ______________________________
(Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY A PERSONAL CHECK DRAWN UPON A UNITED STATES BANK PAYABLE TO REGISTRAR AND TRANSFER COMPANY, AS SUBSCRIPTION AGENT, f/b/o GYRODYNE COMPANY OF AMERICA, INC. OR WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE ACCOUNT MAINTAINED BY REGISTRAR AND TRANSFER COMPANY FOR PURPOSES OF ACCEPTING SUBSCRIPTIONS IN THE RIGHTS OFFERING AT

TD Bank
6000 Atrium Way
Mt. Laurel, New Jersey 08054
ABA # 031-201-360

For the benefit of:
Registrar and Transfer Company as Rights Subscription Agent for Various Holders
Account # 276-053-5977
Reference: Gyrodyne Rights Offering.

IF YOU FAIL TO PROPERLY COMPLETE THIS SUBSCRIPTION RIGHTS CERTIFICATE, THE COMPANY OR THE SUBSCRIPTION AGENT HAS THE SOLE DISCRETION TO DETERMINE WHETHER YOUR SUBSCRIPTION EXERCISE PROPERLY COMPLIES WITH THE SUBSCRIPTION PROCEDURES.